As filed with the Securities and Exchange Commission on June 30, 2000

                                                      Registration No. 333-04755



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                            QUAD SYSTEMS CORPORATION
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                           23-2180139
     --------------------------------          ------------------
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)           Identification No.)


2405 MARYLAND ROAD, WILLOW GROVE, PENNSYLVANIA                 19090
----------------------------------------------                 -----
 (Address of Principal Executive Offices)                   (Zip Code)



                            QUAD SYSTEMS CORPORATION
                             1993 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)


                         THEODORE J. SHONECK, PRESIDENT
                            QUAD SYSTEMS CORPORATION
                               2405 MARYLAND ROAD
                        WILLOW GROVE, PENNSYLVANIA 19090
                        --------------------------------
                     (Name and Address of Agent For Service)


                                 (215) 657-6202
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                 AMENDING EXHIBIT 4.1 "QUAD SYSTEMS CORPORATION
                       1993 STOCK OPTION PLAN, AS AMENDED"



                                EXPLANATORY NOTE

          These Amendments to the Registration Statement have been prepared in accordance with the requirements of Form S-8, as amended, and are made in order to file as an exhibit the Quad Systems Corporation (the "Company") 1993 Stock Option Plan (the "Plan") as amended by the Board of Directors of the Company on June 1, 2000 and November 16, 1999. The June 1, 2000 amendment revised Section 10 of the Plan, making acceleration of options upon a change in control mandatory. The November 16, 1999 amendment revised Section 9 of the Plan, permitting non-employee directors to elect to receive their compensation as options. These Amendments to the Registration Statement relate to a Registration Statement on Form S-8 (File No. 333-04755) previously filed with the Securities and Exchange Commission (the "Commission") on May 30, 1996, covering an aggregate of 900,000 shares of the Company's Common Stock reserved for issuance under the Plan.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Willow Grove Township, Commonwealth of Pennsylvania, on June 30, 2000.

                               QUAD SYSTEMS CORPORATION

                               By:  /s/ THEODORE J. SHONECK
                                    -----------------------------------------
                                        Theodore J. Shoneck
                                        President and Chief Executive Officer



                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore J. Shoneck and Anthony R. Drury, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Amendment to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


       SIGNATURE                     TITLE                        DATE
       ---------                     -----                        ----


/s/  THEODORE J. SHONECK       President and Chief              June 30, 2000
-------------------------      Executive Officer
     Theodore J. Shoneck       (Principal Executive Officer)
                               and Director


/s/ ANTHONY R. DRURY           Senior Vice President-Finance    June 30, 2000
-------------------------      and Chief Financial Officer
    Anthony R. Drury           (Principal Financial and
                               Accounting Officer)


/s/ ROGER E. GOWER             Director                         June 30, 2000
------------------------
Roger E. Gower



/s/ ROBERT P. PINKAS           Director                         June 30, 2000
-----------------------
Robert P. Pinkas



/s/ DAVID H. YOUNG             Director                         June 30, 2000
-----------------------
David H. Young

                          EXHIBIT INDEX


         EXHIBIT NO.      DESCRIPTION
         -----------      -----------

            4.1           Quad Systems Corporation 1993
                          Stock Option Plan, as amended

            24            Power of Attorney  (included
                          on signature page)